Exhibit 99.1

                      Gastar Exploration Updates
                           Canadian Filings


    HOUSTON--(BUSINESS WIRE)--September 18, 2007--Gastar Exploration Ltd. (AMEX:GST) (TSX:YGA) said today that it has filed with the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) revised forms related to its oil and natural gas reserves as of December 31, 2006. The forms were revised to provide additional information to ensure compliance with Canadian National Instrument 51-101, "Standards of Disclosure for Oil and Gas Activities", as required by the Alberta Securities Commission and the Toronto Stock Exchange. The revisions do not include any changes to Gastar's previously reported reserves in any of the reserve categories nor will the revised filings affect any of Gastar's filings with the U.S. Securities and Exchange Commission. The Form 51-101F1, "Statement of Reserves Data and Other Oil and Gas Information", revised Form 51-101F2, "Report of Reserve Data by Independent Qualified Reserves Evaluator", and revised Form 51-101F3, "Report of Management and Directors on Oil and Gas Disclosure" for the year ended December 31, 2006 can be found for viewing by electronic means on SEDAR at www.sedar.com.

    The Company's filings comply with Canadian National Instrument 51-101 and contain natural gas and oil reserve information that would not be permitted to be included in filings and reports made with the United States Securities and Exchange Commission (SEC). The SEC has generally permitted natural gas and oil companies, in their filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company's Canadian information filings include estimates of probable reserves and reserves estimates using forecast pricing and costs (as opposed to constant prices and costs) that the SEC's guidelines may prohibit from inclusion in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company. The information included in the Canadian filings related to estimates of proved reserves of the Company as of December 31, 2006 using constant prices and costs and related future net revenues and estimates of production for the year ended December 31, 2007 are based on the estimates of proved reserves as of December 31, 2006, as previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

    Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a strategy combining select higher risk, deep natural gas exploration prospects with low-risk coal bed methane (CBM) development. The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas. Gastar's CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.0 million gross acres controlled by Gastar and its joint development partners in Australia's Gunnedah Basin (PEL 238), located in New South Wales, and Gippsland Basin (EL
4416), located in Victoria.

    Safe Harbor Statement and Disclaimer

    This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects", "projects", "plans", and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in the natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks with respect to natural gas and oil prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels, and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in the Company's Annual Report on Form 10-K, as filed on March 27, 2007 with the SEC at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

    The American Stock Exchange and the Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this news release.


    CONTACT: Gastar Exploration Ltd.
             Vice President and CFO
             Michael Gerlich, 713-739-1800
             mgerlich@gastar.com
             or
             Investor Relations Counsel:
             DRG&E
             Lisa Elliott, 713-529-6600
             lelliott@drg-e.com
             or
             Anne Pearson, 713-529-6600
             apearson@drg-e.com